GATOS SILVER, INC. CLAWBACK POLICY The Board of Directors of Gatos Silver, Inc. (the “Board”) has determined that it is in the best interests of Gatos Silver, Inc. (the “Company”) and its shareholders to adopt this Clawback Policy (the “Policy”). In addition to any amounts that are to be recovered on behalf of the Company by the Securities and Exchange Commission pursuant to Section 304 of the Sarbanes- Oxley Act, this Policy enables the Company to recover the amount of Incentive Compensation (as defined below) paid to certain Covered Individuals (as defined below) in the instances described below. This Policy is effective as of November 2, 2023 (the “Effective Date”) and shall supersede and replace any prior similar clawback or recoupment policies adopted by the Company. Each Covered Individual must execute the acknowledgement in Appendix A of this Policy as soon as practicable after the later of: (i) the Effective Date; and (ii) the date on which the individual is designated a Covered Individual; provided, however, that the failure to execute such acknowledgement shall have no impact on the enforceability of this Policy. 1. Administration; Interpretation. The Board, or a duly authorized Committee of the Board, shall have sole and express authority to interpret and administer this Policy.1 All determinations made by the Board, in the good faith exercise of its discretion, shall be final and binding on all affected Covered Individuals (as defined below). This Policy is intended to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules of the Securities and Exchange Commission (the “SEC”), and Section 303A.14 of the NYSE Listed Company Manual (the “NYSE Clawback Rules”) and this Policy shall be interpreted, to the greatest extent possible, consistent with such intent. To the extent that any provision of this Policy is inconsistent with applicable law or the attendant regulations, in each case as then in effect, the Board shall administer this Policy to comply with the law or regulations then in effect. 2. Covered Individual. A “Covered Individual” means any individual who is currently or was formerly considered by the Company to be: (i) a Section 16 officer of the Company within the meaning of Section 16 of the Exchange Act and Rule 16a-1(f) promulgated thereunder including the Company’s president, principal financial officer, principal accounting officer (or if there is no such person, the controller), any vice-president in charge of a principal business unit, division, or function, or any other officer who performs a policy making function, or any other person who performs similar policy-making functions for the Company; and (ii) any other individual who may from time to time be designated in writing to be subject to this Policy by the Board. An individual shall be considered a Covered Individual without regard to whether the individual was an employee of the Company at the time of the act or event that triggered a recovery under this Policy. 3. Incentive Compensation. “Incentive Compensation” means and includes, but is not limited to, annual bonuses and other short-term and long-term cash incentives (including commissions), stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units or any other equity-based compensation or synthetic equity-based compensation, provided, that in each case such compensation is granted, earned or 1 All references in the Policy to the “Board” shall be, as applicable, to the Board or the Committee.

2 vested based wholly or in part on the attainment of a Financial Reporting Measure (as defined below). Incentive Compensation also shall include any other plan, program or agreement that expressly incorporates or references the provisions of this Policy (for example, if an equity award agreement for an award that vests solely based on the passage of time expressly incorporates or references the provisions of this Policy, the equity awards subject to such agreement shall be deemed “Incentive Compensation” for purposes of this Policy). For the avoidance of doubt, Incentive Compensation only includes amounts received after an individual becomes a Covered Individual. “Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the financial statements or included or required to be included in a filing with the SEC. 4. Recovery of Incentive Compensation. (a) The Company is required to recover Incentive Compensation from any Covered Individual (except where the Board determines, in a manner consistent with the NYSE Clawback Rules, that recovery would be impracticable) if the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance of the Company with any financial reporting requirements under the securities laws. This includes any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. For this purpose, the date that the Company is required to prepare an accounting restatement is the first to occur of: (i) the date the Company’s Board concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement (or if Board action is not required, the date the Company’s officers conclude, or reasonably should have concluded, the Company is required to prepare an accounting restatement); or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an accounting restatement. (b) In addition, the Company may recover Incentive Compensation if the Covered Individual engaged in or engages in the following improper conduct resulting in material harm to the Company: (i) fraud, misappropriation, dishonesty, theft, embezzlement or misuse of Company funds or property; a failure to substantially perform the Covered Individual’s duties to the Company; (ii) a conviction of, or entry of a plea of guilty or nolo contendre to, a felony or a crime involving moral turpitude; (iii) any willful act, or failure to act, by the Covered Individual in bad faith to the material detriment of the Company; (iv) material noncompliance with Company policies and guidelines, including misconduct, or the grossly negligent failure to supervise an employee who engaged in misconduct, that resulted in a material violation of Company policies and guidelines; (v) a material breach of any term of any written agreement between the Covered Individual and the Company (including, without limitation, a violation or breach of a restrictive covenant provision); or (vi) manipulation or attempted manipulation of any performance metric, financial indicator, or other goal for personal gain at the expense of customers,

3 shareholders, employees or the Company. Whether recovery will be made under this Section 4(b) shall be determined by the Board in its sole discretion. 5. Amount of Recovery. The amount of Incentive Compensation that is to be recovered pursuant to this Policy shall be determined by reference to the following: (a) With respect to an occurrence satisfying the requirements set out in Section 4(a) of this Policy, the amount subject to recovery (“Erroneously Awarded Compensation”) is the amount of Incentive Compensation received during the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement that exceeds the amount of Incentive Compensation that otherwise would have been received had it been determined based on the restated amounts (and such amount must be calculated without regard to any taxes paid). If the Erroneously Awarded Compensation amount cannot be determined based on a calculation directly from the information in the accounting restatement, then the Erroneously Awarded Compensation amount must be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Incentive Compensation was received and the Company must document and maintain its determination of that reasonable estimate and provide such documentation to the NYSE. (b) With respect to an occurrence satisfying the requirements set out in Section 4(b) of this Policy, the Company may recover the full amount of any Incentive Compensation paid to any Covered Individual that is attributable to, or that relates to, the period during which the improper conduct occurred. In the event the Company’s Long Term Incentive Plan or the written employment agreement or similar agreement by and between the Company and the Covered Individual specify the amount of Incentive Compensation that may be subject to recovery, then the amount specified in such Plan or other written instrument shall be the amount subject to recovery under this Policy. (c) For the avoidance of doubt, the Company may recover from a Covered Individual Incentive Compensation pursuant to Section 4(b) of this Policy as well as Incentive Compensation pursuant to Section 4(a) of this Policy for the same or different acts. 6. Method of Recovery. The Board will determine, in its sole discretion, the method for recovering Incentive Compensation pursuant to the terms of this Policy, which may include, without limitation: (a) requiring reimbursement of cash Incentive Compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards (including, without limitation, requiring the return of common stock); (c) offsetting the amount to be recovered against any Incentive Compensation otherwise owed by the Company to the Covered Individual, except to the extent that such an offset violates the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, or applicable regulations;

4 (d) cancelling outstanding vested or unvested equity awards; and/or (e) taking any other remedial and recovery action permitted by law, as determined by the Board. 7. No Indemnification. The Company shall not indemnify any Covered Individual against the loss of any Incentive Compensation recovered pursuant to the terms of this Policy or any claims relating to the Company’s enforcement of its rights under this Policy. 8. Successors. This Policy shall be binding and enforceable against all Covered Individuals and their beneficiaries, heirs, executors, administrators or other legal representatives. 9. Other Remedies. This Policy shall not restrict the rights of the Company or of the Board to take any other actions or to pursue any other remedies deemed appropriate under the circumstances and pursuant to applicable law. 10. Amendment and Termination. The Board may amend this Policy in its sole discretion from time to time and for any reason, including to comply with the requirements of any applicable law, rule, or regulation including the NYSE Clawback Rules. The Board may terminate this Policy at any time. 11. Other Recovery Rights. The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy, in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company. 12. Disclosure. The Company will comply with all applicable securities laws, rules and regulations, including SEC and NYSE Clawback Rules disclosure requirements regarding executive compensation. The Company may also, but is not obligated to, provide additional disclosure beyond that required by applicable law when the Company deems it to be appropriate and determines that such disclosure is in the best interests of the Company and its stockholders. This Policy shall be filed as an exhibit to the Company’s Annual Report on Form 10-K. Approved by the Board of Directors on November 2, 2023.

5 APPENDIX A ACKNOWLEDGMENT OF CLAWBACK POLICY The undersigned acknowledges and agrees that the undersigned: (i) is, and will be, subject to the Clawback Policy to which this acknowledgement is appended; and (ii) will abide by the terms of this Policy, including by returning Erroneously Awarded Compensation pursuant to whatever method the Board determines is advisable to achieve prompt recovery of such Erroneously Awarded Compensation. Name: Date: Signature: